                      UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 14, 2021

Video River Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 0-30786	87-0627349
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 14, 2021, Video River Networks, Inc. (the “Company”) entered into a Securities Purchase Agreement (SPA) with the CEO of Drone Guarder, Inc. (DRNG) to acquire preferred shares of Drone Guarder, Inc. with super voting power of 55% of all votes.  The purchase was an all-cash transaction with the initial $20,000 already paid to the CEO by wire transfer.

The execution of the SPA gave us control of DRNG.  The purpose of the acquisition was to enable us to gain access and control of DRNG’s drones and artificial intelligence technologies.

Following the SPA, we intend that DRNG be run as an independent company. Adam Taylor will remain president and CEO, and Frank Igwealor will become Chairman and Co-CEO.

The foregoing summary of the Agreement is qualified in all respects by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On July 13, 2021, Video River Networks, Inc. (the “Company”) hired Mr. Robert (Bob) E. Altermatt to become its Vice President in charge of Drones and Artificial Intelligence.  Bob is a Northrop Grumman aerospace veteran with 25 years of experience in diverse project management, Research and Development, inventions and innovation initiatives.

Bob will enhance the company’s Drone and Ai division, and will join DRNG board as director working directly with Adam Taylor, the CEO of DRNG.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
10.1	Securities Purchase Agreement (SPA)

10.2	NIHK Press Release 7.15.2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Video River Networks, Inc.

Dated:	July 15, 2021 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM, ESQ
President and CEO